Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 3, 2024, is by and among Vuzix Corporation, a Delaware corporation (the “Company”), and Quanta Computer Inc., a Taiwan corporation (the “Buyer”, collectively with the Company, each a “Party” and together the “Parties”).

RECITALS

A. Subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Buyer, and the Buyer desires to purchase from the Company, shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”) and shares of the series B preferred stock of the Company, par value $0.001 per share (the “Series B Preferred Stock”), issued hereunder and having the rights, preferences and privileges set forth in the Certificate of Designations in the form of Exhibit A hereto (the “Certificate of Designations”). Each share of Series B Preferred Stock shall be initially convertible into ten (10) shares of Common Stock pursuant to the terms and conditions set forth in the Certificate of Designations, subject to any further adjustment(s) set forth therein.

B. The Buyer is agreeing to purchase, and the Company is agreeing to sell, upon the terms and subject to the conditions stated in this Agreement, (i) at the First Closing (as defined below), the First Closing Shares (as defined below), (ii) at the Second Closing (as defined below), the Second Closing Shares (as defined below), and (iii) at the Third Closing (as defined below), the Third Closing Shares (as defined below), in no event will the aggregate Common Stock and Series B Preferred Stock (on an as-converted basis) held by the Buyer (and its Affiliates, if applicable) exceed 19.2% of total issued and outstanding shares or voting power of the Company at the date of each Closing on an as-converted basis (the “Maximum Share Limitation”) (provided that, any shares held by Buyer (or its Affiliates, if applicable) but not purchased from the Company under this Agreement (including, without limitation, any shares purchased in the open market) will be excluded from the calculation of such ownership for purposes of the Maximum Share Limitation). “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act (as defined below).

C. The offer and sale of the Shares issuable hereunder will be made in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SHARES.

(a)            Purchase of Shares; Closings.

(i)              First Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, and subject to the Maximum Share Limitation, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company at the First Closing (as defined below) the number of Common Stock equal to the aggregate Purchase Price (as defined below) of the First Closing divided by the Per Share Purchase Price (as defined below) of the First Closing (the “First Closing Shares”). The closing (the “First Closing”) of the purchase of the First Closing Shares by the Buyer shall occur on the fifteen (15th) Business Day after the conditions to the First Closing set forth in Sections 4 and 5 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Taiwan are authorized or required by law to remain closed.

(ii)             Second Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, and subject to the Maximum Share Limitation, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at the Second Closing (as defined below) the number of Series B Preferred Stock equal to the aggregate Purchase Price (as defined below) of the Second Closing divided by the Per Share Purchase Price (as defined below) of the Second Closing (the “Second Closing Shares”). The closing (the “Second Closing”) of the purchase of the Second Closing Shares by the Buyer shall occur on the fifteen (15th) Business Day after the conditions to the Second Closing set forth in Sections 4 and 5 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer).

(iii)            Third Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, and subject to the Maximum Share Limitation, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at the Third Closing (as defined below) the number of Series B Preferred Stock equal to the Purchase Price (as defined below) of the Third Closing divided by the Per Share Purchase Price (as defined below) of the Third Closing (the “Third Closing Shares”, together with First Closing Shares and Second Closing Shares, the “Shares”). The closing (the “Third Closing”) of the purchase of the Third Closing Shares by the Buyer shall occur on the fifteen (15th) Business Day after the conditions to the Third Closing set forth in Sections 4 and 5 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer).

The First Closing, the Second Closing and the Third Closing is each referred to herein as a “Closing,” and the date of each Closing is referred to herein as a “Closing Date.”

(b)            Purchase Price. The purchase price per Share for the Shares to be purchased by the Buyer at each Closing (the “Per Share Purchase Price”) shall be, (i) with respect to the First Closing, $1.30, (ii) with respect to the Second Closing, the result of (A) the volume-weighted average sale price of the Common Stock on the Principal Market as reported by, or based upon data reported by, Bloomberg during the thirty (30) Trading Days before the date on which the conditions to the Second Closing set forth in Sections 4 and 5 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer) or $1.30, whichever is higher, multiplied by (B) ten (10) and (iii) with respect to the Third Closing, the result of (A) the volume-weighted average sale price of the Common Stock on the Principal Market reported by, or based upon data reported by, Bloomberg during the thirty (30) Trading Days before the date on which the conditions to the Third Closing set forth in Sections 4 and 5 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer) or $1.30, whichever is higher, multiplied by (B) ten (10). “Trading Day” means a day on which the Principal Market (as defined below) is open for trading. The Per Share Purchase Price shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the share capital of the Company after the date of this Agreement. The aggregate purchase price payable by the Buyer (the “Purchase Price” of such Closing) shall be (i) $10,000,000 for the First Closing, (ii) $5,000,000 for the Second Closing and (iii) $5,000,000 for the Third Closing, in each case subject to the Capital Cap (as defined below) for such Closing. In the event that the Purchase Price for any Closing exceeds the Capital Cap for such Closing as a result of a decrease of total issued and outstanding shares or voting power of the Company, such Purchase Price shall be reduced to the Capital Cap for such Closing. “Capital Cap” of each Closing means the result of the Per Share Purchase Price of such Closing multiplied by the maximum number of Common Stock (in the case of First Closing) or Series B Preferred Stock (in the case of Second Closing and Third Closing) to be issued to the Buyer that would result in the Buyer (and its Affiliates, if applicable) meeting the Maximum Share Limitation after such issuance (considering the shareholding of the Buyer at the time).

(c)            Form of Payment and Delivery. On the applicable Closing Date, (i) the Buyer shall pay the Purchase Price of such Closing to the Company for the Shares to be issued and sold to the Buyer at the applicable Closing, by wire transfer of immediately available funds and (ii) the Company shall (a) deliver, or cause the Company’s transfer agent to deliver, the First Closing Shares, registered in the name of the Buyer (or an Affiliate of the Buyer as designated by the Buyer in writing) with the Company’s transfer agent in book entry form, dated as of the First Closing Date, free and clear of all Liens (as defined below), (b) deliver, or cause the Company’s transfer agent to deliver, a copy of the records of the transfer agent showing the Buyer (or an Affiliate of the Buyer as designated by the Buyer in writing) as the registered owner of the First Closing Shares as of the First Closing Date, (c) deliver, or cause to be delivered to the Buyer (or an Affiliate of the Buyer as designated by the Buyer in writing), one or more certificates evidencing the Second Closing Shares and Third Closing Shares, as applicable, registered in the name of the Buyer (or an Affiliate of the Buyer as designated by the Buyer in writing) as of the applicable Closing Date, and (d) evidence of the filing and acceptance of the Certificate of Designations by the Secretary of State of the State of Delaware.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that, as of the date hereof and as of each Closing Date:

(a)            Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement to which it is a party and otherwise to carry out its obligations hereunder.

(b)            No Public Sale or Distribution. The Buyer is acquiring its Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(c)            Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act “Regulation D”.

(d)           Reliance on Exemptions. The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

(e)            Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained herein. The Buyer understands that its investment in the Shares involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(f)            No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(g)           Transfer or Resale. The Buyer understands that: (i) the Shares (and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock) have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) pursuant to an exemption from such registration.

(h)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)            No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that, as of the date hereof and as of each Closing Date:

(a)            Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified to do business in all material aspects and is in good standing in all material aspects in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary. As used in this Agreement, “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)           Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares and the Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the terms hereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares and the Common Stock issuable upon conversion of the Series B Preferred Stock) have been duly authorized by the Company’s board of directors (the “Board”) or other governing body, as applicable, and other than any required filings with the SEC, and any other filings as may be required by the Principal Market or any state securities agencies, no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body in connection therewith. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c)            Issuance of Shares. The issuance of the Shares is, and the Common Stock issuable upon conversion of the Series B Preferred Stock will be, duly authorized and upon issuance in accordance with the terms of this Agreement the Shares will be validly issued, fully paid and non-assessable and free from all preemptive, cosale, right of first refusal or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. All corporate action required to be taken for the authorization, issuance and sale of the Shares and the Common Stock issuable upon conversion of the Series B Preferred Stock has been duly and validly taken. The Shares when issued, and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Certificate of Incorporation (as defined below), as amended by the Certificate of Designations. The maximum number of Common Stock initially issuable upon conversion of the Series B Preferred Stock have been duly reserved for such issuance.

(d)           No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares and the Common Stock issuable upon conversion of the Series B Preferred Stock) will not (i) result in a violation of the Certificate of Incorporation of the Company, as amended (including, without limitation, any certificate of designation contained therein) (the “Certificate of Incorporation”), the bylaws of the Company, as amended (the “Bylaws”), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company, or any capital stock or other securities of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) to the Company’s knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)           Consents. The Company is not required to obtain any consent, approval, authorization or order of, or make any declaration, filing or registration with (other than any required filings with the SEC or the Principal Market, and any other filings as may be required by any state securities agencies), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to each Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or affecting any of the registration, application or filings contemplated by this Agreement. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)             No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. There are no placement agent’s fees, financial advisory fees, or brokers’ commissions that will be payable by the Company or any or its Subsidiaries or Affiliates relating to or arising out of the transactions contemplated hereby, in connection with the sale of the Shares. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Shares.

(g)            No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares and the Common Stock issuable upon conversion of the Series B Preferred Stock under the Securities Act, whether through integration with prior offerings or otherwise. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Shares and the Common Stock issuable upon conversion of the Series B Preferred Stock under the Securities Act, cause the offering of any of the Shares and the Common Stock issuable upon conversion of the Series B Preferred Stock to be integrated with other offerings of securities of the Company or cause this offering of the Shares and the Common Stock issuable upon conversion of the Series B Preferred Stock to require approval of stockholders of the Company for purposes of the Securities Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.

(h)            Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and the Common Stock issuable upon conversion of the Series B Preferred Stock and the Buyer’s ownership of the Shares and the Common Stock issuable upon conversion of the Series B Preferred Stock. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or Series B Preferred Stock or a change in control of the Company or any of its Subsidiaries.

(i)             SEC Documents; Financial Statements. The Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the past 36 months (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, except as otherwise disclosed in the SEC Documents, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing. Such financial statements, when filed with the SEC, will have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements. The accountants who certified the Financial Statements are independent public accountants as required by the Securities Act and the Exchange Act and the regulations thereunder and the Public Company Accounting Oversight Board.

(j)             Absence of Certain Changes. Since June 30, 2024, except as disclosed in the SEC Documents, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Except for the transactions contemplated by this Agreement, no event, liability or development, other than events, liabilities and developments in the ordinary course of business, has occurred or exists with respect to the Company or its business, properties, operations or financial conditions that would be required to be disclosed by the Company under applicable securities laws at the date hereof that has not been publicly disclosed at least one (1) Business Day prior to the date hereof. Since June 30, 2024, except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. “Indebtedness” means (x) any indebtedness or other obligation for borrowed money, whether current, short-term or long-term and whether secured or unsecured; (y) any indebtedness evidenced by any note, bond, debenture or other security or similar instrument; (z) any liabilities with respect to interest rate or currency swaps, collars, caps and similar hedging obligations; (xx) any liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under GAAP as capital leases; (yy) any liabilities under any performance bond or letter of credit or any bank overdrafts and similar charges; (zz) any accrued interest, premiums, penalties and other obligations relating to the foregoing items in clauses (x) through (yy); and (xxx) any indebtedness referred to in clauses (x) through (zz) above of any Person that is either guaranteed (including under any “keep well” or similar arrangement) by, or secured (including under any letter of credit, banker’s acceptance or similar credit transaction) by any Lien upon any property or asset owned by, the Company or any of its Subsidiaries.

(k)            Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Articles of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule (including stock exchange rules), regulation, order, injunction, judgment, decree, ruling or other similar requirement applicable to the Company or any of its Subsidiaries in any material manner, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing in all material aspects. The Subsidiaries of the Company are as disclosed in the SEC Documents. Without limiting the generality of the foregoing, as of each Closing Date, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. As of each Closing Date, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Principal Market and (iii) the Company has received no communication, written or oral, from the Commission or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted. None of the Company and any of its Subsidiaries is a “TID U.S. business,” as defined in 31 CFR § 800.248.

(l)             Equity Capitalization.

(i)             Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 100,000,000 shares of Common Stock, of which, 65,965,431 shares are issued and outstanding and 10,895,058 shares are reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 5,000,000 shares of preferred stock, 49,626 of which have been designated series A preferred stock, 0 of which are issued and outstanding and 800,000 shares of which have been designated Series B Preferred Stock, 0 which are currently issued and outstanding. 579,682 shares of Common Stock are held in the treasury of the Company. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(ii)             Valid Issuance. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. Except as disclosed in the SEC Documents and this Section 3(l), there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or voting debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

(m)           Investment Company Status. The Company is not, and upon consummation of the sale of the Shares will not be or be required to register as, an “investment company,” an Affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(n)            Taxes. The Company has, in all material respects, filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and have timely paid or accrued all taxes shown as due thereon, including interest and penalties and, to the knowledge of the Company, there is no tax deficiency that has been or might be asserted or threatened against it or them in any material respects. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There are no Liens for material taxes upon the assets of the Company other than for current taxes not yet due and payable or for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent Financial Statements included in the SEC Documents. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Shares to be sold to the Buyer and issuance of the Common Stock issuable upon conversion of the Series B Preferred Stock hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied.

(o)           No Registration. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Buyer or issuance of the Common Stock issuable upon conversion of the Series B Preferred Stock as contemplated hereby. Other than the Buyer pursuant to the Registration Rights Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, except for such rights as have been duly waived or complied with.

(p)            Litigation. Except as disclosed in the SEC Documents, there are no material legal or governmental actions, suits or other proceedings pending or, to the knowledge of the Company, threatened against the Company, before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign. The Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body.

(q)           No “Bad Actor” Disqualification. No Disqualification Event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act is applicable to the Company, or any Company Covered Person (as defined below) for purposes of Rule 506(d) under the Securities Act, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

(r)            Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares, provided that, for the avoidance of doubt, this representation will not be deemed to be breached by any release by the Company of press releases in the ordinary course of business consistent with past practice.

(s)            Employee Relations. No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.

(t)             ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred or expects to incur material liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(u)            Internal Control over Financial Reporting; Disclosure Controls. The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) that are designed to comply with the requirements of Rule 13a-15 under the Exchange Act. Since the end of the Company’s most recent audited fiscal year, except as disclosed in the SEC Documents, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information. Since the end of the period covered by the most recently filed periodic report under the Exchange Act, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiaries, except for remediation in material weakness disclosed in the Company’s Form 10-K for the year ending December 31, 2023. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission.

(v)            Principal Market Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the previous twelve (12) months, received (a) written notice from the Principal Market that the Company is not in compliance with the listing or maintenance requirements of the Principal Market that would result in immediate delisting or (b) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Principal Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. As of the date hereof and each Closing Date, (A) the Common Stock shall be designated for quotation or listed (as applicable) on the Principal Market, (B) the Common Stock shall not have been suspended by the Commission or the Principal Market from trading on the Principal Market and (C) trading of the Common Stock on the Principal Market shall not have been threatened to be suspended by the Commission or the Principal Market (including through a written notification from the Principal Market indicating that the closing bid price for Common Stock was below the minimum bid price), either (I) in writing by the Commission or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market, provided that, in the event the Company does not meet the minimum bid price requirement of the Principal Market, the representation specified in (C) will be deemed to be satisfied if, through Board approval of a reverse split of the Common Stock (subject to such additional steps, including shareholder approval, as may be required under applicable law to complete such reverse split), the Company has undertaken steps to regain compliance with such minimum bid price requirement. Subject to the foregoing, the Company is in compliance with all listing and maintenance requirements (without prejudice to the representation contained in other sentences of this Section 3(v), except the minimum bid price requirement) of the Principal Market on the date hereof.

(w)           Compliance with Anti-Corruption Laws.

(i)              None of the Company, nor any of its director, agent, employee or any other Person acting for or on behalf of the Company (together, the “Covered Persons”), has offered, promised, authorized or made, directly or indirectly, payments or other illegal inducements (regardless of form, whether in money, property or services) to any (A) Public Official or (B) any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Public Official, in each of the foregoing clauses (A) and (B) for the purpose of influencing any action or decision of the Public Official in his or her official capacity, including a decision to fail to perform his or her official duties, inducing the Public Official to use his or her influence with any governmental authority to affect or influence any official act, or otherwise obtaining an improper advantage, or (ii) to make or authorize any other Person to make any payments or transfers of value which have the purpose or effect of commercial bribery, or acceptance or acquiescence in kickbacks or other unlawful or improper means of obtaining or retaining business, in each case, in violation of applicable Anti-Corruption Laws. For purposes of the foregoing clauses (A) and (B), a Person shall be deemed to have “knowledge” with respect to conduct, circumstances or results if such Person is aware of (i) the existence of or (ii) a high probability of the existence of such conduct, circumstances or results. “Public Official” means any public or elected official or officer, employee (regardless of rank), or person acting in an official capacity on behalf of a national, provincial, or local government, including a department, agency, instrumentality, state-owned or state-controlled company, public international organization (such as the United Nations or World Bank), or non-U.S. political party, non-U.S. party official or any candidate for political office. Officers, employees (regardless of rank), or persons acting on behalf of an entity that is directly financed in large measure through public appropriations or has its key officers and directors appointed by a government should also be considered “Public Officials.” “Anti-Corruption Laws” means all applicable laws relating to anti-bribery, anti-corruption, record keeping and internal control, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, as amended, the relevant provisions of the Criminal Law of the PRC effective on October 1, 1997, as amended, the PRC Anti-Unfair Competition Law effective on December 1, 1993, as amended, the Provisional Regulation on Anti-Commercial Bribery effective on November 15, 1996, as amended, and the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong), as amended.

(ii)             The Company has adequate internal controls to ensure compliance by each Covered Person with all Anti-Corruption Laws, and have instituted and maintain policies and procedures reasonably designed, together, (i) to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, (ii) to maintain books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, and (iii) to provide reasonable assurances that all transactions and access to assets of the Company were, have been and are executed only in accordance with management’s general or specific authorization.

(iii)            No Covered Person has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence under any Anti-Corruption Laws, and no such investigation, inquiry or enforcement proceedings is pending or, to the best knowledge of the Company, threatened.

(x)              Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company has implemented and shall maintain internal controls, policies and procedures reasonably designed to ensure compliance by the Company with applicable Anti-Money Laundering Laws. “Anti-Money Laundering Laws” means, with respect to any Person, all financial recordkeeping and reporting requirements under the Applicable Laws relating to anti-money laundering and financing of terrorism, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong), as amended, and the applicable anti-money laundering statutes of jurisdictions where the Person conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(y)            Sanctions and Export Control Compliance.

(i)              None of the Company, or any of its director, officer, or employee, or, to the knowledge of the Company, any agent, Affiliate or representative of the Company, is a Sanctioned Person. “Sanctioned Person” means any Person (a) with whom dealings are restricted, prohibited, or sanctionable under any Sanctions, including as a result of that Person’s: (1) being named on any list of Persons subject to Sanctions, (2) being located, organized, or resident in, or directly or indirectly owned or controlled by the government of, any Sanctioned Territory, or (3) having any direct or indirect relationship of ownership, control, or agency with, or any direct or indirect commercial dealings with, a Person described in (1) or (2) or (b) who is subject to restrictions under any Export Control Laws that are not generally applicable to Persons located in the same jurisdiction, including by reason of designation on a list of restricted Persons (such as the United States Entity List, Unverified List, or Denied Persons List), status of the Person (such as a Military End User under United States Export Control Laws), a relationship of ownership, control, or agency with any of the foregoing, or otherwise. “Sanctioned Territory” means any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (as of the date hereof, Crimea, the so-called Donetsk People’s Republic and Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria). “Export Control Laws” means all laws relating to the import, export, re-export, or transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and similar laws of the PRC, the United Kingdom, and the European Union. “Sanctions” means all national and supranational laws, regulations, decrees, orders, or other acts with force of law of the United States, the United Kingdom, the European Union, or the PRC, or United Nations Security Council resolutions, concerning trade and economic sanctions including embargoes; the freezing or blocking of assets of targeted Persons; or other restrictions on investment, payments, or other transactions targeted at particular Persons or countries, including any laws threatening to impose such trade and economic sanctions on any Person for engaging in proscribed or targeted behavior.

(ii)             The Company is, and for the past five (5) years has been, in compliance with applicable Sanctions and Export Control Laws in all material respects, and is engaged in, or has in the past five (5) years been engaged in, any Sanctionable Activity. The Company has not been penalized for, threatened in writing to be charged with, given written notice of, or to the knowledge of the Company, is or has been under investigation by a governmental authority with respect to, any violation of any Sanctions or Export Control Laws. “Sanctionable Activity” means any condition or activity that a reasonable person knowledgeable about the relevant Sanctions regime would conclude is specifically identified under Sanctions as constituting a basis for the imposition of Sanctions against a person engaged in such activity or described by such condition.

(iii)             The Company has implemented and will maintain internal controls, policies and procedures reasonably designed to ensure compliance by the Company and its directors, officers, employees, agents, Affiliates, and representatives with applicable Sanctions and Export Control Laws.

(iv)             The Company has not in the past five (5) years engaged in, are not now engaged in, and will not engage in, any dealings or transactions in, with, or relating to any Sanctioned Person or Sanctioned Territory, except any such transaction or dealing as (1) is permitted under the laws and (2) does not constitute Sanctionable Activity.

(z)            Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its Subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws (as defined below); and (vii) any other piece of information that alone, or combined with other information, allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no material breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, and Personal Data. The Company and its Subsidiaries are presently, and at all prior times were, in material compliance with all applicable laws or statutes and all judgments and orders binding on the Company, applicable binding rules and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the Processing (as defined below), privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

(aa)          Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including HIPAA, the California Consumer Privacy Act, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its Subsidiaries have, at all times since inception provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives in all material respects. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The Company further certifies that neither it nor any of its Subsidiaries (a) has received notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (b) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract, or (c) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(bb)         Transactions With Affiliates and Employees. None of the officers or directors of the Company or any of its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (a) payment of salary, bonus, consulting fees or other compensation for services rendered, (b) reimbursement for expenses incurred on behalf of the Company, and (c) other employee benefits, including incentive award agreements under any incentive award plan of the Company.

4. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)            The obligation of the Company hereunder to issue and sell the Shares to the Buyer at each Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i)              The Buyer shall have executed the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) and delivered the same to the Company.

(ii)             The Buyer shall have delivered to the Company the Purchase Price for such Closing by wire transfer of immediately available funds.

(iii)            The representations and warranties of the Buyer contained herein shall be true and correct in all material respects as of the date when made and as of such Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to such Closing Date.

5. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a)            The obligation of the Buyer hereunder to purchase the First Closing Shares at the First Closing is subject to the satisfaction, at or before the First Closing Date, unless otherwise noted below, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)              The Parties shall have obtained any and all approvals, consents, decisions, clearances and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, all permits, authorizations, approvals, consents or decisions of any Governmental Entity or regulatory body;

(ii)             The Company shall have duly executed and delivered to the Buyer the Registration Rights Agreement;

(iii)            The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to such Closing Date. The Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of such Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer;

(iv)            The Company shall have delivered to the Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation dated as of a date within ten (10) days prior to such Closing Date;

(v)             As of the First Closing Date, (A) the Common Stock shall be designated for quotation or listed (as applicable) on the Principal Market, (B) the Common Stock shall not have been suspended by the Commission or the Principal Market from trading on the Principal Market and (C) trading of the Common Stock on the Principal Market shall not have been threatened to be suspended by the Commission or the Principal Market (including through a written notification from the Principal Market indicating that the closing bid price for Common Stock was below the minimum bid price), either (I) in writing by the Commission or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market, provided that, in the event the Company does not meet the minimum bid price requirement of the Principal Market, the condition specified in (C) will be deemed to be satisfied if, through Board approval of a reverse split of the Common Stock (subject to such additional steps, including shareholder approval, as may be required under applicable law to complete such reverse split), the Company has undertaken steps to regain compliance with such minimum bid price requirement;

(vi)            The Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire transfer instructions of the Company;

(vii)          The Company shall have delivered to the Buyer the legal opinion of Sichenzia Ross Ference Carmel LLP, dated as of such Closing Date with respect to matters customary for a private placement of this type, which form shall be reasonably agreed upon with the Buyer;

(viii)          Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or any other agreements or instruments to be entered into in connection herewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under this Agreement; and

(ix)             the Company shall have adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations in the form of Exhibit A, and the Certificate of Designations shall have become effective as an amendment to the Certificate of Incorporation.

(b)           The obligation of the Buyer hereunder to purchase its Second Closing Shares at the Second Closing is subject to the satisfaction of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)              The Parties shall have obtained any and all approvals, consents, decisions, clearances and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, all permits, authorizations, approvals, consents or decisions of any Governmental Entity or regulatory body;

(ii)             The First Closing shall have occurred;

(iii)            The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to such Closing Date. The Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of such Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer;

(iv)            The Company shall have delivered to the Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation dated as of a date within ten (10) days prior to such Closing Date;

(v)             As of the Second Closing Date, (A) the Common Stock shall be designated for quotation or listed (as applicable) on the Principal Market, (B) the Common Stock shall not have been suspended by the Commission or the Principal Market from trading on the Principal Market and (C) trading of the Common Stock on the Principal Market shall not have been threatened to be suspended by the Commission or the Principal Market (including through a written notification from the Principal Market indicating that the closing bid price for Common Stock was below the minimum bid price), either (I) in writing by the Commission or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market, provided that, in the event the Company does not meet the minimum bid price requirement of the Principal Market, the condition specified in (C) will be deemed to be satisfied if, through Board approval of a reverse split of the Common Stock (subject to such additional steps, including shareholder approval, as may be required under applicable law to complete such reverse split), the Company has undertaken steps to regain compliance with such minimum bid price requirement;;

(vi)            The Waveguide Plate Production Capacity Rate (as defined in Exhibit C) at the Company’s Rochester waveguide plant can be reasonably demonstrated to reach at least [**] per annum on a Sampled run-rate basis (as defined in Exhibit C) with Yield Rates (as defined in Exhibit C), based on Waveguide Specification (as provided in Exhibit C), of [**] subject to Buyer receiving proof reasonably acceptable to it and being offered reasonable access for inspection; The waveguide specification may be amended by mutual agreement of the Parties from time to time;

(vii)           The Company shall have delivered to the Buyer the legal opinion of Sichenzia Ross Ference Carmel LLP, dated as of such Closing Date in customary form and substance to be reasonably agreed upon with the Buyer;

(viii)          Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect;

(ix)            The aggregate issued and outstanding shares of Series B Preferred Stock (on an as-converted basis) and Common Stock held by the Buyer immediately following the Second Closing shall not exceed the Maximum Share Limitation; and

(x)             The Company has submitted a Listing of Additional Shares Notification Form to Nasdaq with respect to the shares of Common Stock that are required to be initially reserved for issuance pursuant to Section 6(h) with respect to Second Closing Shares, and Nasdaq has not raised any objection with respect to such form.

(c)            The obligation of the Buyer hereunder to purchase its Third Closing Shares at the Third Closing is subject to the satisfaction of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)              The Parties shall have obtained any and all approvals, consents, decisions, clearances and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, all permits, authorizations, approvals, consents or decisions of any Governmental Entity or regulatory body;

(ii)             The Second Closing shall have occurred;

(iii)            The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to such Closing Date. The Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of such Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer;

(iv)            The Company shall have delivered to the Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation dated as of a date within ten (10) days prior to such Closing Date;

(v)             As of the Third Closing Date, (A) the Common Stock shall be designated for quotation or listed (as applicable) on the Principal Market, (B) the Common Stock shall not have been suspended by the Commission or the Principal Market from trading on the Principal Market and (C) trading of the Common Stock on the Principal Market shall not have been threatened to be suspended by the Commission or the Principal Market (including through a written notification from the Principal Market indicating that the closing bid price for Common Stock was below the minimum bid price), either (I) in writing by the Commission or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market, provided that, in the event the Company does not meet the minimum bid price requirement of the Principal Market, the condition specified in (C) will be deemed to be satisfied if, through Board approval of a reverse split of the Common Stock (subject to such additional steps, including shareholder approval, as may be required under applicable law to complete such reverse split), the Company has undertaken steps to regain compliance with such minimum bid price requirement;

(vi)           The Waveguide Plate Production Capacity Rate at the Company’s Rochester waveguide plant can be reasonably demonstrated to reach or exceed [**] units per annum on a Sampled run-rate basis with Yield Rates, based on Waveguide Specification, of [**]~~,~~ subject to Buyer receiving proof reasonably acceptable to it and being offered reasonable access for inspection;

(vii)           The Company shall have delivered to the Buyer the legal opinion of Sichenzia Ross Ference Carmel LLP, dated as of such Closing Date in customary form and substance to be reasonably agreed upon with the Buyer;

(viii)          Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect;

(ix)             The aggregate issued and outstanding shares of Series B Preferred Stock (on an as-converted basis) and Common Stock held by the Buyer immediately following the Third Closing shall not exceed the Maximum Share Limitation; and

(x)              The Company has submitted a Listing of Additional Shares Notification Form to Nasdaq with respect to the shares of Common Stock that are required to be initially reserved for issuance pursuant to Section 6(h) with respect to Third Closing Shares, and Nasdaq has not raised any objection with respect to such form.

6. Covenants

(a)            Use of Proceeds. The Company shall use no less than $3,000,000 from the sale of the Shares for collaboration on Consumer and Enterprise new generation product development associated with smart glasses for each Party’s needs and third-party consumers utilizing waveguides of the Company.

(b)            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Principal Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(c)            Legend Removal. In connection with any sale, assignment, transfer or other disposition of the Shares of Common Stock (and shares issued upon conversion of the Series B Preferred Stock) by the Buyer pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Buyer with the requirements of this Agreement, if requested by the Buyer by notice to the Company, the Company shall request, and take all commercially reasonable steps to facilitate, the transfer agent of the Company (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) Business Days of any such request therefor from such Buyer, provided that the Company has timely received from the Buyer customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such legend removal. Subject to receipt from the Buyer by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale without volume limitations under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 6(c) and within two (2) Business Days of any request therefor from the Buyer accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. With respect to clause (i), while the registration statement is effective, the Company shall cause its counsel, or counsel acceptable to the Transfer Agent, to issue to the Transfer Agent a “blanket” legal opinion to allow the legend on the Shares to be removed upon resale of such shares pursuant to the effective registration statement in accordance with this Section 6(c). Upon request, the Company shall provide the Buyer with contact information for the person responsible for the Company’s account at the Transfer Agent to facilitate transfers made pursuant to this Section 6(c). Any Shares subject to legend removal under this Section 6(c) may be transmitted by the Transfer Agent to the Buyer by crediting the account of the Buyer’s prime broker with the DTC System as directed by the Buyer. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

(d)           Disclosure of Transactions. The Company shall, within the time period required under the Exchange Act, file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated by this Agreement and the Registration Rights Agreement and including this Agreement and the Registration Rights Agreement as exhibits to such Current Report on Form 8-K. Upon the filing of the Disclosure Document, to the knowledge of the Company, the Buyer shall be in no possession of any material, non-public information received from the Company or any of its officers, directors, or employees or agents, that is not disclosed in the Disclosure Document unless otherwise specifically agreed in writing by the Buyer. Notwithstanding anything in this Agreement to the contrary, the Company shall not, without the prior written consent of the Buyer, publicly disclose the name of the Buyer or any of its Affiliates or advisers, or include the name of the Buyer or any of its Affiliates or advisers in (i) marketing materials or (ii) any filing with the Commission or any regulatory agency, except with respect to clause (ii) as required by the federal securities law including without limitation, in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the Disclosure Document, including without limitation, the filing of this Agreement and the Registration Rights Agreement (including signature pages thereto) with the Commission or pursuant to other routine proceedings of regulatory authorities or to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of the Principal Market, in which case, with respect to the Disclosure Document, the Company will provide the Buyer with prior written notice (including by e-mail) and opportunity to review such disclosure under this clause (ii).

(e)           Material Non-Public Information. The Company has not provided the Buyer with any information that will constitute material non-public information, except insofar as the existence, provisions and terms of the Agreement and other transaction documents and the proposed transactions hereunder may constitute such information. From and after the issuance of the Disclosure Document as set forth in Section 6(d), the Company represents to the Buyer that it shall have publicly disclosed all material, non-public information delivered to the Buyer by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Buyer or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information without the Buyer’s consent. To the extent that the Company delivers any material, non-public information to the Buyer without the Buyer’s consent, the Company hereby covenants, or to the extent that any notice provided pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Buyer and its Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company.

(f)            Indemnification. Subject to the provisions of this Section 6(f) and Section 7, the Company agrees to indemnify and hold harmless the Buyer and its Affiliates, and the Buyer’s and its Affiliates’ respective directors, officers, trustees, members, managers, employees and agents, from and against any and all losses, claims, damages, liabilities and out-of-pocket expenses, including reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof (collectively, “Losses”), to which such Person may become subject as a result of or relating to any breach of representation or warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(g)           Listing Status. For as long as the Buyer holds any Shares, the Company shall take all necessary actions to cause the Common Stock to remain listed or designated for quotation on the Principal Market and trading in the Common Stock not to be suspended by the Commission or the Principal Market, including considering all available options to comply with the continued listing standards of the Principal Market, including, but not limited to, a reverse stock split, subject to stockholder approval.

(h)            Conversion Shares. The Company will reserve and keep available at all times, free of preemptive or similar rights, shares of Common Stock as required pursuant to Section 8 of the Certificate of Designations.

(i)             Joint Voluntary Notification.

The Parties agree to consult and determine in good faith as expeditiously as possible whether a Joint Voluntary Notice(“JVN”) or short-form Declaration (“Declaration”) of the transactions contemplated by this Agreement to CFIUS under the DPA is desirable and should be filed. If either Party determines in its sole discretion that such a JVN or Declaration should be filed, the Parties shall use commercially reasonable efforts to (i) take the CFIUS Filing Actions and the CFIUS Cooperation Actions, (ii) respond as promptly as practicable, and no later than the deadline specified by CFIUS for such a response, to any information request from CFIUS in connection with the CFIUS assessment, review or investigation of the transactions contemplated by this Agreement, and (iii) obtain the CFIUS Clearance as promptly as practicable, provided that for the avoidance of doubt, commercially reasonable efforts under clauses (i) to (iii) shall not require either Party to accept any proposed mitigation agreement that would have an adverse economic impact on such Party.

For the purpose of this Agreement, “CFIUS” means the Committee on Foreign Investment in the United States or any successor entity, and any member agency thereof acting in such capacity. “CFIUS Clearance” means the Parties shall have received (a) a written notice issued by CFIUS stating that CFIUS has concluded that the transactions contemplated by this Agreement is not a “covered transaction” and not subject to review under applicable law, (b) a written notice issued by CFIUS that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement, and has concluded all actions under the DPA or (c) either (i) the President of the United States shall have determined not to use his powers pursuant to the DPA to unwind, suspend, condition or prohibit the consummation of the transactions contemplated by this Agreement or (ii) the period allotted for presidential action under the DPA shall have passed without any determination by the President. “CFIUS Cooperation Actions” shall mean each Party to this Agreement shall promptly inform the other, unless prohibited by applicable law, of any communication from CFIUS or its member agencies regarding any of the transactions contemplated by this Agreement in connection with any CFIUS filing. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable law, each Party shall (i) give each other reasonable advance notice of all meetings with CFIUS or its member agencies relating to the transaction contemplated hereby, (ii) give each other an opportunity to participate in each of such meetings, (iii) keep such other Party reasonably apprised with respect to any oral communications with CFIUS regarding the transaction contemplated hereby, (iv) cooperate in the filing of any joint CFIUS notice and any presentations related thereto, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications with CFIUS, except for those that may include confidential business information or involve personal identifier information and (vi) provide each other (or counsel of each Party, as appropriate) with copies of all written communications to or from CFIUS, except for those excluded above. Any such disclosures, rights to participate or provisions of information by one Party to the other may be made on a counsel-only basis to the extent required under applicable law or as appropriate to protect confidential business information. “CFIUS Filing Actions” shall mean the Parties to this Agreement submit or cause to be submitted (i) a voluntary notice of the transaction to CFIUS within the meaning of 31 C.F.R. §800.402 to obtain a CFIUS Clearance, and (ii) as soon as possible (and in any event in accordance with pertinent regulatory requirements) any other submissions that are formally requested by CFIUS to be made, or which the Parties mutually agree should be made, in each case in connection with this Agreement and the transaction contemplated hereby. “DPA” shall mean Section 721 of the U.S. Defense Production Act of 1950, as amended, including the implementing regulations thereof, codified at 31 C.F.R. Parts 800 and 801.

7. Termination.

(a)            This Agreement shall terminate at any time prior to the Third Closing (i) by mutual written agreement of the Company and the Buyer, (ii) by either Party, if the Second Closing has not occurred within twelve (12) months after the date of this Agreement and (iii) by either Party, if the Third Closing has not occurred within eighteen (18) months after the date of this Agreement; provided that a Party in material breach of this Agreement shall not be permitted to terminate pursuant to this Section.

(b)            If this Agreement is terminated as permitted by Section 7(a), such termination shall be without liability of either Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to the other Parties to this Agreement; provided that if such termination shall result from the (i) willful failure of either Party to fulfill a condition to the performance of the obligations of the other Party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either Party of any representation or warranty or agreement contained herein, such Party shall be fully liable for any and all Losses incurred or suffered by the other Party as a result of such failure or breach excluding any shareholder, director, officer, employee, agent, consultant or representative of such Party. The provisions of this Section 7 and Section 8 shall survive any termination hereof. Notwithstanding anything to the contrary, if this Agreement is terminated pursuant to Section 7(a) after any Closing, the provisions hereof relating to such Closing, including the rights provided in Registration Rights Agreement, shall survive such termination.

8. MISCELLANEOUS.

(a)            Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)            Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)           Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)            Entire Agreement; Amendments. This Agreement and the schedules and Exhibits attached hereto and thereto and the instruments referenced herein supersede all other prior oral or written agreements between the Buyer, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf, and the other matters contained herein and therein, and this Agreement, the schedules and Exhibits attached hereto and the instruments referenced herein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement shall (or shall be deemed to) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to the Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and the Buyer, or any instruments the Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(f)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Vuzix Corporation

25 Hendrix Road

West Henrietta, New York 14586

Telephone: 585-359-5900

Attention: General Counsel

E-Mail: Legal@vuzix.com

With a copy (for informational purposes only) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Attention: Gregory Sichenzia, Esq.

E-Mail: gsichenzia@srfc.law

If to the Buyer:

Quanta Computer Inc.

211, Wen Hwa 2nd Rd., Kueishan

Taoyuan 33377, Taiwan

Telephone:

Attention:

E-Mail:

with a copy (for informational purposes only) to:

Davis Polk & Wardwell LLP

Address: 10th Floor, The Hong Kong Club Building

3A Chater Road, Hong Kong

Attention: James C. Lin

E-Mail: james.lin@davispolk.com

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided that the Buyer may, without the prior consent of the Company, assign any of its rights hereunder (including right to purchase the Shares) to any of its Affiliates but no such assignment shall relieve the Buyer from its obligations or liability pursuant to this Agreement unless otherwise specifically agreed to by the Company.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)             Survival. The representations, warranties, agreements and covenants shall survive each Closing.

(j)             Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)            Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock or Series B Preferred Stock and any other numbers in this Agreement that relate to the Common Stock or Series B Preferred Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the share capital of the Company after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for the Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

[signature pages follow]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

VUZIX CORPORATION

By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Chief Executive Officer

BUYER:

Quanta Computer Inc.

By:	/s/ C. C. Leung
Name:	C. C. Leung
Title:	Vice Chairman

Exhibit A

Certificate of Designations of Series B Preferred Stock

Exhibit B

Registration Rights Agreement

Exhibit C

The term “Waveguide Plate Production Capacity Rate” is intended to mean [**]